FOR IMMEDIATE RELEASE

BioScrip Announces Proposed Public Offering of Common Stock

Elmsford, NY, April 16, 2013 – BioScrip, Inc. (NASDAQ: BIOS) (the “Company” or “BioScrip”) today announced it has commenced an underwritten public offering of its common stock. Both the Company and certain selling stockholders will offer shares of the Company’s common stock as part of the public offering. BioScrip will not receive any proceeds from the sale of shares of common stock by the selling stockholders.

Jefferies LLC, Morgan Stanley & Co. LLC and SunTrust Robinson Humphrey, Inc. are acting as joint book-running managers. Dougherty & Company and Noble Financial Capital Markets are acting as co-managers. The Company and the selling stockholders expect to grant the underwriters a 30-day option to purchase up to an additional 15% of the shares of common stock offered in the public offering. The offering is subject to market conditions, and there can be no assurance as to whether or when the offering may be completed, or as to the final size or terms of the offering.

The securities described above are being offered by BioScrip and the selling stockholders pursuant to a registration statement previously filed and declared effective by the Securities and Exchange Commission. This press release does not constitute an offer to sell or a solicitation of an offer to buy the securities described herein, nor shall there be any sale of these securities in any state or jurisdiction in which such offer, solicitation or sale would be unlawful prior to registration or qualification under the securities laws of any such state or jurisdiction. Copies of the prospectus supplement and accompanying base prospectus relating to this offering may be obtained from: Jefferies LLC, Attention: Equity Syndicate Prospectus Department, 520 Madison Avenue, 12th Floor, New York, New York, 10022, Telephone: 877-547-6340, Email: Prospectus_Department@Jefferies.com; Morgan Stanley & Co. LLC, 180 Varick Street, 2nd Floor, New York, New York 10014, Attention: Prospectus Department, Telephone: 866-718-1649, Email: prospectus@morganstanley.com; or SunTrust Robinson Humphrey, Attention: Prospectus Department, 3333 Peachtree Rd. NE, Atlanta, Georgia 30326, Telephone: 404-926-5744, Email: STRH.Prospectus@SunTrust.com.

About BioScrip

BioScrip, Inc. provides comprehensive infusion and home care solutions. By partnering with patients, physicians, healthcare payors, government agencies and pharmaceutical manufacturers we are able to provide access to infusible medications and management solutions. Our goal is to optimize outcomes for chronic and other complex healthcare conditions and enhance the quality of patient life. BioScrip brings clinical competence in providing high-touch, comprehensive infusion and nursing services to patients in the most convenient ways possible. Through our customer services and treatments we aim to ensure the best possible therapy outcome.

Forward Looking Statements

This press release includes statements that may constitute "forward-looking statements," that involve substantial risks and uncertainties.  These statements are made pursuant to the safe harbor provisions of the Private Securities Litigation Reform Act of 1995. You can identify these statements by the fact that they do not relate strictly to historical or current facts.  In some cases, forward-looking statements can be identified by words such as "may," "should," "could," "anticipate," "estimate," "expect," "project," "intend," "plan," "believe," "predict," "potential," "continue"  or comparable terms. These forward-looking statements include, among others, statements about the Company’s expectations with respect to the proposed offering, including its intention to offer and sell shares and its intended use of proceeds from the offering.  Such forward-looking statements involve known and unknown risks, uncertainties and other factors, which may cause actual results to be materially different from any results expressed or implied by such forward-looking statements. For example, there are risks associated with market conditions, the underwriters fulfilling their obligations to purchase the shares in the offering and the Company’s ability to satisfy certain conditions precedent to the closing of the offering; as well as the risks described in the Company's periodic filings with the Securities and Exchange Commission, including, but not limited to, the Company’s annual report on Form 10-K for the year ended December 31, 2012.  The Company does not undertake any duty to update these forward-looking statements after the date hereof, even though the Company’s situation may change in the future.  All of the forward-looking statements herein are qualified by these cautionary statements.

Contacts:

Hai Tran

BioScrip, Inc.

952-979-3768

Lisa Wilson

In-Site Communications, Inc.

212-759-3929